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                                                                   EXHIBIT 23(1)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IntraNet Solutions, Inc. for the registration of 562,635 shares of its common stock and to the incorporation by reference therein of our report dated June 30, 1997, with respect to the consolidated financial statements of IntraNet Solutions, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
August 27, 1997